Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-260945) of Cerevel Therapeutics Holdings, Inc.,
(2)
Registration Statement (Form S-3 No. 333-250964) of Cerevel Therapeutics Holdings, Inc.,
(3)
Registration Statement (Form S-3 No. 333-264812) of Cerevel Therapeutics Holdings, Inc.,
(4)
Registration Statement (Form S-3 No. 333-268235) of Cerevel Therapeutics Holdings, Inc.,
(5)
Registration Statement (Form S-8 No. 333-251881) pertaining to the 2020 Equity Incentive Plan and Amended and Restated 2020 Employee Stock Purchase Plan of Cerevel Therapeutics Holdings, Inc.,
(6)
Registration Statement (Form S-8 No. 333-263158) pertaining to the 2020 Equity Incentive Plan and Amended and Restated 2020 Employee Stock Purchase Plan of Cerevel Therapeutics Holdings, Inc.; and
(7)
Registration Statement (Form S-8 No. 333-269916) pertaining to the 2020 Equity Incentive Plan and Amended and Restated 2020 Employee Stock Purchase Plan of Cerevel Therapeutics Holdings, Inc.;

of our reports dated February 27, 2024, with respect to the consolidated financial statements of Cerevel Therapeutics Holdings, Inc. and the effectiveness of internal control over financial reporting of Cerevel Therapeutics Holdings, Inc. included in this Annual Report (Form 10-K) of Cerevel Therapeutics Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2024